CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into previously filed Registration Statement on Form S-11 (File No. 333-129534) of Landwin REIT, Inc., of our report dated April 9, 2007, relating to the consolidated financial statements as of December 31, 2006 and 2005 and for the year ended December 31, 2006 and the period from October 19, 2005 (date of inception) and ending on December 31, 2005, which appear in this Form 10-KSB.

/s/ PMB Helin Donovan, LLP

PMB Helin Donovan, LLP

Irvine, California

April 13, 2007